SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                                  Immediatek, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.

     3)   Filing Party:

     4)   Date Filed:


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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                Immediatek, Inc.
                    2435 N. Central Expressway Suite 1200
                             Richardson, TX  75080
                   Phone: (214) 712-7336  Fax: (214)

                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

     This information is being provided to the shareholders of Immediatek, Inc. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing a two hundred fifty for one reverse stock split (the "Stock Split"). The shareholders holding shares representing 95.0% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

     The Company's Board of Directors approved this action on January 9,
2003, and recommended to effectuate a two hundred fifty for one (250:1) reverse split of the outstanding Common Stock, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Immediatek, with no stockholder to be reduced below one (1) share, on a per stockholder of record basis, and with all fractional shares rounded up.

     The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.





                                  2
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     The date on which this Information Statement was first sent to the shareholders is on, or about February 5, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was January 8, 2003, (the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

     As of the Record Date, there were 430,650,700 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class
of voting securities of the Company.   Each share of Common Stock entitles
the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

     The following Table sets forth the Common Stock ownership information as of January 9, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Table 1.  Beneficial Ownership

                              Preferred
                               Class A      Number of Shares
                              Number of   following conversion    Percent
Name(1)(2)    Position          Shares       to Common Stock    Ownership(3)
----------------------------------------------------------------------------
Zach Bair     Chairman/CEO/   2,200,000       220,000,000         51.1%
              Secretary

Tim DeWitt    Shareholder     1,800,000       180,000,000         41.8%
                             -----------------------------------------------
Totals:                       4,000,000       400,000,000         92.9%

All Executive Officers and
    Directors as a Group
    (1 person)                2,200,000       220,000,000         51.1%


1) Business Address: 2435 N. Central Expressway Suite 1200, Richardson, Texas 75080.
2)  Consenting shareholder
3)  Percentages are based on 430,650,700 shares.

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


Purpose and Effect of Reverse Stock Split
-----------------------------------------

     Our board of directors believes the two hundred fifty for one (250:1) reverse stock split is necessary to increase the effective marketability of its common stock to institutional buyers and to enhance the liquidity of the common stock so that the Company can better access capital markets. Immediatek will not issue any certificates representing fractional shares of Immediatek's common stock in the transaction, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Immediatek. Any resulting fractional shares shall be rounded up. Any shareholder who owns 250 or fewer common shares will receive one share. This reverse stock split will reduce the number of issued and outstanding common shares from 430,650,700 to 1,722,600 common shares and have no effect on the authorized number of shares.

The board of directors of Immediatek may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Immediatek through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

     There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the reverse stock split will have on the market price of the Company's common stock.

No Dissenter's Rights
---------------------

     Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


                                   4

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Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Immediatek. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Immediatek shares, unless the transaction is approved by Immediatek' Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Immediatek .

Conclusion
----------

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information
Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                   For the Board of Directors of
Date:  January 27, 2003            Immediatek, Inc.


                                    By:  /s/ Zach Bair
                                    ----------------------------------
                                             Zach Bair
                                             Chief Executive Officer

                                   5

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